UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2013

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)
1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2013, the Board of Directors (the “Board”) of Kaman Corporation (the “Company”) took action to increase the size of the Board from nine persons to ten persons, and the Board elected Scott E. Kuechle as a new Director to fill the vacancy created by such increase. Mr. Kuechle will serve as a Class 2 Director, and his initial term will expire at the Company's 2013 Annual Meeting of Shareholders.

At the same time, the Board took action to appoint Mr. Kuechle to the Board's Audit and Finance Committees, which are the only committees of the Board to which Mr. Kuechle has been appointed as of the date of this report.
Mr. Kuechle served as the Chief Financial Officer of Goodrich Corporation, one of the largest worldwide suppliers of aerospace components, systems and services to the commercial and general aviation airplane market, from August 2005 until his retirement in July 2012. Prior to serving as Chief Financial Officer, he also served as Vice President and Controller from 2004-2005 and Vice President and Treasurer from 1998-2004 and in various other financial leadership roles during his 29-year tenure with Goodrich. He also serves as a Director of Esterline Corporation, a leading specialty manufacturer serving the global aerospace and defense markets, and Wesco Aircraft Holdings, Inc., a leading provider of comprehensive supply chain management services to the global aerospace industry.

There are no arrangements or understandings between Mr. Kuechle and any other person pursuant to which Mr. Kuechle was selected to serve as a Director. In addition, the Company is not aware of any transaction requiring disclosure herein pursuant to Item 404(a) of Regulation S-K. Mr. Kuechle will be entitled to receive cash and equity compensation for his service as a Director on the same terms and conditions as our other non-employee Directors. The Company's revised non-employee Director compensation program effective as of January 1, 2013 is described in Exhibit 99.1 and is incorporated herein by reference in response to this Item 5.02.

A copy of the press release announcing the election of Mr. Kuechle is attached hereto as Exhibit 99.2 and is incorporated herein by reference in response to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Non-Employee Director Fee Schedule, effective January 1, 2013.
99.2	Press Release, Dated February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAMAN CORPORATION

Date: February 19, 2013	By:	/s/ Shawn G. Lisle
Shawn G. Lisle Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Non-Employee Director Fee Schedule, effective January 1, 2013.
99.2	Press Release, Dated February 19, 2013.